Exhibit 99.2

TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY SUNTRUST BANK (THE “EXCHANGE AGENT”) NO LATER THAN 5:00 P.M., EASTERN TIME, ON JUNE 28, 2004 (THE “ELECTION DEADLINE”).

CASH ELECTION FORM

SHARES OF COMMON STOCK OF

COQUINA BANK

PLEASE READ AND FOLLOW CAREFULLY THE

ACCOMPANYING INSTRUCTIONS

This cash election form is to be used in connection with the merger of Coquina Bank (“Coquina Bank”) with CQA Interim Bank, a Florida banking corporation in organization and a wholly owned subsidiary of Alabama National BanCorporation (“Alabama National”), in accordance with the terms of the Agreement and Plan of Merger, dated as of March 30, 2004 (the “merger agreement”), by and between Coquina Bank and Alabama National. A copy of the Agreement and Plan of Merger is included in Appendix A to the proxy statement-prospectus, dated                         , 2004, relating to the merger. Extra copies of the proxy statement-prospectus will be made available upon request to the Exchange Agent at one of the addresses set forth below.

If your shares of Coquina Bank common stock are held in the name of a bank, broker or other nominee, do NOT use this cash election form. You must contact your bank, broker or other nominee in order to make your cash election.

Pursuant to the merger agreement, if you do not make a cash election, each share of Coquina Bank common stock outstanding at the effective time of the merger will be converted into and exchanged for 0.6326 shares of Alabama National common stock, subject to increase based on the “average price” of Alabama National common stock prior to the merger. For a description of the possible increase in the exchange ratio of shares of Alabama National common stock to be received in exchange for your Coquina Bank common stock, refer to “APPROVAL OF THE MERGER AGREEMENT – Merger Consideration – Stock Consideration” in the proxy statement-prospectus.

For each share of Coquina Bank common stock for which you do make a cash election, you will receive an amount in cash equal to (1) the “average price” of Alabama National’s common stock multiplied by (2) the exchange ratio of 0.6326, subject to increase as described above. The “average price” of Alabama National’s common stock will be determined as of the fifth business day prior to the effective time of the merger based on the averages of the high and low sales prices of Alabama National’s common stock reported on the Nasdaq Stock Market for the previous ten business days. Because this average price will be calculated after the election deadline, you will not know exactly how much cash you will receive until after you make your cash election.

Your ability to elect to receive cash is subject to certain limitations, as described below, and the number of shares for which you elect to receive cash may be reduced in certain circumstances.

If you wish to make a cash election with respect to any or all of your shares of Coquina Bank common stock in connection with the acquisition of Coquina Bank by Alabama National, you must (1) sign this cash election form in the space provided on the subsequent page and (2) mail or deliver the completed form to the Exchange Agent at one of the following addresses. In order to properly make a cash election, this cash election form must be received by the Exchange Agent prior to 5:00 p.m., Eastern Time, on June 28, 2004, the Election Deadline.

By hand:	By overnight courier:	By mail:
SunTrust Bank Stock Transfer Department 58 Edgewood Avenue Room 225 Annex Atlanta, GA 30303 Attn: Reorg	SunTrust Bank Stock Transfer Department 58 Edgewood Avenue Room 225 Annex Atlanta, GA 30303 Attn: Reorg	SunTrust Bank Stock Transfer Department Mail Code 258 P.O. Box 4625 Atlanta, GA 30302 Attn: Reorg

EACH SHARE OF COQUINA BANK COMMON STOCK FOR WHICH YOU DO NOT

ELECT TO RECEIVE CASH WILL BE CONVERTED INTO SHARES OF ALABAMA

NATIONAL COMMON STOCK ACCORDING TO THE TERMS SET FORTH IN THE

MERGER AGREEMENT WHEN AND IF THE MERGER IS COMPLETED.

IMPORTANT INFORMATION

The undersigned elects, as indicated herein, to have the specified number of the undersigned’s shares of common stock of Coquina Bank converted at the effective time of the merger into cash consideration.

It is understood that the cash election is subject to the terms, conditions, and limitations set forth in the merger agreement and described in the proxy statement-prospectus.

CHECKS FOR THE CASH CONSIDERATION WILL NOT BE SENT UNTIL THE MERGER HAS BEEN COMPLETED AND THE EXCHANGE AGENT HAS RECEIVED CERTIFICATES REPRESENTING ALL OF YOUR SHARES OF COQUINA BANK COMMON STOCK AND ANY ADDITIONAL DOCUMENTS IT MAY REQUIRE. DO NOT SEND YOUR STOCK CERTIFICATES WITH THIS CASH ELECTION FORM.

NOTE: THE TAX CONSEQUENCES OF A CASH ELECTION TO A HOLDER OF COQUINA BANK COMMON STOCK VARY FROM THE TAX CONSEQUENCES OF NOT MAKING A CASH ELECTION. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A CASH ELECTION, SEE “APPROVAL OF THE MERGER AGREEMENT-FEDERAL INCOME TAX CONSEQUENCES” IN THE PROXY

STATEMENT-PROSPECTUS. HOLDERS OF COQUINA BANK COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

IMPORTANT: TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., EASTERN TIME, ON JUNE 28, 2004, THE ELECTION DEADLINE.

The cash election procedures, including the maximum aggregate cash to be paid by Alabama National in the merger, are set forth in the merger agreement and summarized in the proxy statement-prospectus under “APPROVAL OF THE MERGER AGREEMENT - Election to Receive Cash Consideration in Lieu of Common Stock” and “-Procedures for Making a Cash Election.” The merger agreement provides that the total amount of cash that will be paid in the merger will not exceed 10% of the aggregate merger consideration (the “maximum cash amount”), unless Alabama National, in its discretion, decides to increase the amount of cash consideration to an amount not to exceed 25% of the aggregate merger consideration.

If the total number of Coquina Bank shareholders electing to receive cash would otherwise result in the aggregate cash paid by Alabama National in the merger exceeding the maximum cash amount, the number of Coquina Bank shares making a cash election will be reduced pro rata based on the total shares allocated to cash elections by all Coquina Bank shareholders, so that the total cash consideration is as close as practicable to the maximum cash amount. Therefore, even if you make a cash election, there is no assurance that you will receive cash in exchange for all of your designated shares of Coquina Bank common stock.

The Exchange Agent reserves the right to deem that the undersigned has not made a valid cash election if:

(a) the undersigned fails to make either a “Cash Election for All Shares” or a “Cash Election for Less than All Shares” in which the undersigned specifies the number of shares covered by the election,

(b) the undersigned fails to follow the instructions on this cash election form or otherwise fails to properly make a cash election, or

(c) a completed cash election form is not received by the Exchange Agent by the Election Deadline.

You will not receive the merger consideration until the merger is completed and the Exchange Agent has received certificates representing all of your shares of Coquina Bank common stock and any additional documents it may require. Furthermore, no interest will accrue or be payable on the merger consideration, including the cash consideration.

Once the merger is completed, the Exchange Agent will send transmittal materials to all registered holders of Coquina Bank common stock. The transmittal materials will provide instructions regarding the submission of your Coquina Bank stock certificates and the issuance of the cash consideration and/or shares of Alabama National common stock in exchange therefor. The Exchange Agent will not issue any merger consideration to you until you have delivered to the Exchange Agent certificates representing all of your shares of Coquina Bank common stock and any additional documents it may require. DO NOT SUBMIT ANY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE TRANSMITTAL LETTER AFTER THE MERGER HAS BEEN COMPLETED.

Registered holders of Coquina Bank common stock who are nominees only may submit a separate election form for each beneficial holder for whom that registered holder is a nominee; provided, however, that at the request of Alabama National, that registered holder must certify to the satisfaction of Alabama National that the registered holder holds those shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom a cash election form is submitted will be treated as a separate holder of Coquina Bank common stock, subject to the provisions concerning joint elections.

Completing and returning this cash election form does not have the effect of casting a vote with respect to the approval of the merger agreement and approval of the related transactions at the special meeting of Coquina Bank shareholders, nor does it satisfy any of the requirements for the assertion of Dissenters’ Rights, as described in the proxy statement-prospectus.

INSTRUCTIONS

This cash election form is to be completed and submitted to the Exchange Agent prior to the Election Deadline by those Coquina Bank shareholders desiring to make a cash election. Coquina Bank shareholders who do not complete and submit this cash election form prior to the Election Deadline cannot make a cash election. Instead, they will receive shares of Alabama National common stock in accordance with the exchange ratio set forth in the merger agreement and described in the proxy statement-prospectus. Checks for the cash consideration will not be sent until the merger is completed and the Exchange Agent has received certificates representing all of your shares of Coquina Bank common stock and any additional documents it may require. No interest will accrue or be payable on the merger consideration, including the cash consideration.

1. Time in Which to Make a Cash Election. For a cash election to be validly made, the Exchange Agent must receive, at one of the addresses set forth on the front of this cash election form, prior to the Election Deadline, this cash election form, properly completed and executed. Any shareholder whose cash election form is not so received will be deemed not to have made a cash election.

2. Change or Revocation of Cash Election. A Coquina Bank shareholder who has made a cash election may at any time prior to the Election Deadline change or revoke such shareholder’s cash election by submitting to the Exchange Agent a revised cash election form, properly completed and signed. If an election form is revoked and a replacement election form is not submitted prior to the Election Deadline, the shares of common stock represented by such election form will be treated like other shares of Coquina Bank common stock with respect to which no cash election has been made. After the Election Deadline, a holder of Coquina Bank common stock may not change or revoke his or her cash election unless the merger agreement is terminated.

3. Forms of Election by Nominees. Any registered holder of Coquina Bank common stock who is a nominee for more than one beneficial owner (provided, however, that shares of Coquina Bank common stock held in one account by joint owners will be deemed owned by one beneficial owner) must submit a separate cash election form for each distinct beneficial owner. Upon the request of Alabama National, such registered holder will be required to certify to the satisfaction of Alabama National that such registered holder holds those shares of Coquina Bank common stock subject to a cash election as nominee for the beneficial owner covered by such cash election form and for no other beneficial owner(s).

4. Delivery of Election Form. The properly completed and duly executed copy of this cash election form should be delivered to the Exchange Agent at one of the addresses set forth above.

The method of delivery of the cash election form is at the election and risk of the shareholder.

All questions as to the validity, form and eligibility of any cash election form will be determined by the Exchange Agent and such determination will be final and binding. Neither Alabama National nor the Exchange Agent is under any obligation to provide notification of any defects in any cash election.

All cash elections will be considered in accordance with the terms and conditions of the merger agreement. If there is any inconsistency or conflict between this cash election form and the merger agreement, the merger agreement will control in all cases.

5. Signatures on Election Form. If this cash election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If the certificate(s) subject to this cash election is owned of record by two or more joint owners, all such owners must sign this cash election form.

If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate cash election forms as there are different registrations of certificates.

If this cash election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the Exchange Agent of his or her authority to so act. The Exchange Agent will not deliver the merger consideration until all instructions herein are complied with.

6. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to Alabama National or must establish to the satisfaction of Alabama National that such tax has been paid or is not applicable.

7. Voting Rights and Dividends. Holders of Coquina Bank common stock will continue to have the right to vote and to receive all dividends paid on all shares of Coquina Bank common stock until the merger becomes effective.

8. Information and Additional Copies. Information and additional copies of this cash election form may be obtained from the Exchange Agent by writing to the addresses set forth above or calling (800) 568-3476.

9. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the shareholders of Coquina Bank and to the satisfaction of certain other conditions, including regulatory approvals. No payments of the merger consideration related to any surrender of the certificate(s) will be made prior to the consummation of the merger, and no payments of the merger consideration will be made to shareholders if the merger agreement is terminated. If the merger agreement is terminated, all cash elections will be void and of no effect.

10. Cash Election for Less than All Shares. In the event that you make a cash election for less than all of your shares of Coquina Bank common stock, the shares of Coquina Bank common stock with respect to which no cash election is made will, upon completion of the merger, be converted into shares of Alabama National common stock at the exchange ratio set forth in the merger agreement.

COMPLETING AND RETURNING THIS CASH ELECTION FORM DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE RELATED TRANSACTIONS AT THE SPECIAL MEETING OF COQUINA BANK SHAREHOLDERS, NOR DOES IT ASSERT ANY DISSENTERS’ RIGHTS.

CASH ELECTION

☐ CASH ELECTION FOR ALL SHARES. The undersigned makes a cash election for all of his or her shares of Coquina Bank common stock. All such shares are identified on the next page and equal the number of “Total Shares.”	Check only one item on the left. If you wish to make a cash election for fewer than your total number of shares, you must check only the lower item and indicate in the blank the number of shares of Coquina Bank common stock as to which you are making a cash election. In no event may the number of shares entered in the lower item exceed the number of shares entered as the Total Shares on the next page. Please note that (as described above) because Alabama National will limit the total amount of cash it pays in the merger, there is no guarantee you will receive cash for all of your shares of Coquina Bank common stock even if you make a proper cash election. If the number of Coquina Bank shares electing to receive cash exceeds the total amount of cash Alabama National has agreed to pay in the merger, the Coquina Bank shares electing to receive cash will be reduced on a pro rata basis.
☐ CASH ELECTION FOR LESS THAN ALL SHARES. The undersigned makes a cash election for shares of Coquina Bank common stock. This cash election applies to fewer than all of his or her shares identified on the next page as “Total Shares.”

DESCRIPTION OF SHARES OF COQUINA BANK COMMON STOCK

Name(s) and Address(es) of Registered Holder(s) (Print exactly as name appears on Certificate)	Certificate Number	No. of Shares Represented by Certificate

TOTAL SHARES

PLEASE LIST ALL OF YOUR SHARES OF COQUINA BANK COMMON STOCK EVEN IF

YOU ARE ELECTING TO RECEIVE CASH CONSIDERATION

IN EXCHANGE FOR FEWER THAN ALL OF YOUR SHARES OF

COQUINA BANK COMMON STOCK

SIGNATURE(S)

SIGN HERE:

Signature(s) of Registered Holder(s))

_________________________________________

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(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder’s Coquina Bank stock certificate(s). If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)

Date                         , 2004

Name(s)

(Please print)

Address(es)

Telephone Number(s)

Capacity (full title)